SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported) November 27, 2000

                           Curtiss-Wright Corporation
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



Delaware                              1-134                  13-0612970
(State or Other Jurisdiction of      (Commission File        (IRS Employer
Incorporation)                       Number)                 Identification No.)


1200 Wall Street West                                  07071
Lyndhurst, New Jersey
(Address of principal executive offices)               (Zip Code)





Registrant's telephone number, including area code:  (201) 896-8400



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Item 9.           Regulation FD Disclosure.
Stockholder Questions and Answers relating to conversations by Curtiss-Wright with certain shareholders, financial analysts and institutional investors.

                        Stockholder Questions and Answers
                                   Relating to
                          Agreement and Plan of Merger
                       dated as of November 6, 2000 among
                    Curtiss-Wright Corporation, Unitrin, Inc.
                           and CW Disposition Company

                 Rights Agreement dated as of November 6, 2000,
               between Curtiss-Wright Corporation and Chase Mellon
                           Shareholder Services L.L.C.

1.       Why is this transaction good for the Curtiss-Wright stockholders?

         We believe that the distribution of Unitrin's Curtiss-Wright shares will have the following long-term benefits:

         The distribution of Unitrin's position will improve our stock's liquidity, increase investor appeal, and result in a broader investor base. Since 1977, Unitrin and its predecessor Teledyne have held, and therefore "locked up," a significant portion of Curtiss-Wright stock (currently approximately 44 percent of the shares outstanding). Unitrin's large and stable ownership position has been an impediment to other institutional investors, because this high percentage of uncirculated stock has significantly impaired Curtiss-Wright's stock liquidity.

         The addition of Unitrin's approximately 8,000 stockholders will essentially triple the Company's existing 3,800-stockholder base. A broader shareholder base resulting in increase in liquidity, should make the Company more appealing to sell-side research analysts. Attracting additional sell-side research coverage will enhance the markets' awareness of Curtiss-Wright's stock and should stimulate demand from new investors.

         The spin-off of Unitrin's ownership interest will considerably  improve
         the  public   float  and  make   Curtiss-Wright   more   appealing   to
         institutional investors who place a high value on liquidity.

         An increase in our stockholder base and broadened exposure in the investment community is expected to improve our ability to raise public capital in the future when the need arises. This would apply to both debt and equity financing.

         It is our understanding that other companies in sufficiently similar situations that have completed similar transactions have experienced improved stock price performance over the long-term. We expect this transaction to similarly benefit our shareholders.

         The absence of the highly concentrated ownership position of Unitrin will improve overall stockholder representation on all voting matters except the election of the board of directors. Non-Unitrin shareholders' voting position on most matters will improve since Unitrin's former concentrated voting influence will be widely dispersed among its public stockholders. Non-Unitrin stockholders will own 56% of the shares and have the majority interest in all voting matters except the election of directors

2. Why is it necessary to have two classes of stock and how do they differ?

         Unitrin, acting on behalf of its shareholders, will complete the distribution only if it can be done in a tax-efficient manner, and establishing two classes of stock is the only option that will allow Unitrin to effect the spin-off in a tax-efficient manner. The two classes of stock differ in voting rights. The class B stock, which will be distributed to Unitrin shareholders, will have the right to elect 80 percent of the Board of Directors. The classes of stock have identical economic and voting rights on all other matters.

3. Why do we have to give superior voting rights to Class B stockholders?

         Again the voting rights structure is necessary to effect the spin in a tax-efficient manner. However, in a sense, the influence that common shareholder have on other voting matters actually improves. Currently Unitrin holds 44% of Curtiss-Wright's outstanding shares. As a result, it can exert substantial influence on the outcome of all issues that go to a shareholder vote, including the election of the Board of Directors. The distribution of Unitrin's shares to its 8,000 stockholders on a pro-rata basis broadly distributes that voting power. While these shares have the voting rights to elect 80% of the Board, in all other respects, the voting rights of the two classes of stock are equal. Effectively the position of the non-Unitrin stockholders will be improved in that Unitrin will no longer be in a position to influence the voting and its shares will be widely dispersed among its public stockholders. Instead the non-Unitrin stockholders, who will own 56% of the shares, will control the vote on all matters other than the election of directors.




4. Will the stock distribution to Unitrin shareholders create selling pressure on Curtiss-Wright stock and temporarily depress its stock price?

         The stock of Curtiss-Wright could come under some selling pressure as Unitrin shareholders become direct owners of Curtiss-Wright. Shareholders of Unitrin, an insurance company, are likely to own the stock because of Unitrin's specific equity characteristics. To the extent that Curtiss-Wright's characteristics do not meet the investment parameters or criteria established by the Unitrin shareholders, some selling is likely to occur.

5. What will Curtiss Wright do to offset possible temporary selling pressure?

         Curtiss-Wright intends to mitigate the effect of this issue by personally meeting with Unitrin's major stockholders to introduce Curtiss-Wright and its management team and to explain the company's previously disclosed business plan and growth prospects which may not currently be reflected in the company's market share price. Curtiss-Wright believes that an explanation of its business plan and growth prospects is an effective and appropriate method to help retain distributed holdings and/or stimulate additional demand from Unitrin shareholders. In addition, Management expects to have additional authorization to repurchase shares under its share buy-back program.

6. Do you expect to have a stock buy back program in place?

         The Board of Directors authorized and implemented a buyback program in 1998, which authorized the repurchase of up to 300,000 shares. The buy-back program is periodically reviewed and we would expect to review it again when the current authorization is exhausted, and in connection with the closing of the recapitalization. We are limited, however, in the amount of shares that we can repurchase under applicable tax laws. Management does anticipate that it will recommend to the Board of Directors that the authorization be increased with the boundaries of the applicable tax laws. We believe that our stock represents a very good long-term investment.

7. Why did you adopt the rights plan?

         A shareholder rights plan can enhance the ability of the Board to protect the interest of its stockholders in the event of an unsolicited proposal to acquire a significant position in the company, especially at a price that may not reflect the company's fair value. Our rights plan was adopted because of the increased vulnerability that will result from the proposed stock distribution. The rights plan will help to ensure that a threatened hostile take-over attempt is properly managed, offers are given proper evaluation in serving the best interest of all stockholders, and that result in a price, which maximizes stockholder value.







8. Is it beneficial to have Unitrin as a corporate holder to protect shareholders interest in the event of an attempted takeover, rather than adopting a shareholder rights plan and placing that responsibility with management?

         The rights plan places the responsibility of deciding whether an offer is in the best interests of Curtiss-Wright's stockholders with Curtiss-Wright's Board, not its management team. The Board has sole responsibility to use its discretion in deciding whether an offer should be brought before the stockholders for approval. Unitrin does not have an obligation to act in a manner that benefits the long-term interest of Curtiss-Wright's stockholders as a whole and is free to dispose of its shares as it feels appropriate..

9. Do you really believe that the 25-cent special dividend provides fair compensation for the dilution of stockholders' voting rights?

         There are other benefits to the recapitalization in addition to the special dividend that is being paid to the non-Unitrin stockholders. We believe the long term and most significant value will come from the improvement in liquidity and the increase in our investor base that should result in increased coverage by analysts and improved visibility in the market place. We believe that these factors should ultimately lead to a higher valuation of our stock.

10. Will it be possible for someone to buy up a majority of the Class B stock and thus control 80 percent of the Board without paying for the whole company?

         Unitrin today has 44% of the voting power, which already gives it the ability to have substantial influence on the outcome of any matter which it casts its stockholder vote. We expect that our board will adopt a new stockholders rights plan at the time of the Recapitalization which will preclude any person or group from buying more a substantial amount of the Class B stock unless the Board of Directors determines it to be in the best interests of all stockholders. The exact terms of the Class B rights plan has not been determined. We believe that this will guard against someone trying to buy control at a low price, without acting in the best interest of all the stockholders. In addition, the Board of Directors has a responsibility to act in the best interests of all the stockholders.







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                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                              CURTISS-WRIGHT CORPORATION

DATED:  November 28, 2000                     By:      /s/ Robert A. Bosi
        ----------------                           -----------------------
                                              Name:    Robert A. Bosi
                                              Title:   Vice President - Finance